SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2008 (February 15, 2008)

Orbitz Worldwide, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2008, Randy Wagner stepped down from her position as Chief Marketing Officer of Orbitz Worldwide, Inc. (the “Company”).

In connection with her departure from the Company, Ms. Wagner and the Company entered into an agreement and general release.  Subject to the terms and conditions contained therein, the agreement provides that the Company will make a lump sum payment to Ms. Wagner equal to one year of her current base annual salary, her current annual target bonus and her prorated target bonus for the first half of 2008 pursuant to the terms of the letter agreement effective as of August 13, 2007 between Ms. Wagner and the Company.  In addition, the Company has agreed to subsidize Ms. Wagner’s continuing health care coverage under COBRA for up to twelve (12) months and to pay Ms. Wagner an additional lump sum amount equal to $56,871 in lieu of any other payments and benefits.  The agreement also provides that the Company will provide Ms. Wagner with outplacement benefits.  Ms. Wagner’s equity-based compensation awards will vest as and to the extent provided for in the agreements and plan with respect to the grants of those awards.

A copy of the agreement and general release is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

10.1	Agreement and General Release, entered into on February 19, 2008, among Orbitz Worldwide, Inc., Orbitz, LLC and Randy Wagner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.

February 20, 2008	By:	/s/ James P. Shaughnessy
Name: James P. Shaughnessy
Title: Senior Vice President and General
Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement and General Release, entered into on February 19, 2008, among Orbitz Worldwide, Inc., Orbitz, LLC and Randy Wagner.